UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2011

NABI BIOPHARMACEUTICALS

(Exact Name of Registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Registrant’s name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Raafat E. F. Fahim Amended and Restated Employment Agreement

On March 16, 2011, Nabi Biopharmaceuticals (the “Company”) entered into an Amended and Restated Employment Agreement with Raafat E.F. Fahim, Ph.D., the Company’s President and Chief Executive Officer (the “Amended Agreement”), that amends certain terms of Dr. Fahim’s Employment Agreement with the Company dated as of January 22, 2008. The material amendments to Dr. Fahim’s Employment Agreement contained in the Amended Agreement are discussed in more detail below. The most significant of these amendments is the addition to the definition of “Change of Control” of the exercise by GlaxoSmithKline Biologicals S.A. (“GSK”) of the NicVAX Option (as such term is defined in the Exclusive Option and License Agreement dated as of November 13, 2009 between the Company and GSK) and related changes.

The Amended Agreement reflects Dr. Fahim’s base salary of $480,366.25 per year as of the date of the Amended Agreement, which is the base salary previously established by the Compensation Committee for Dr. Fahim in 2010. The Amended Agreement continues to provide that Dr. Fahim’s base salary is subject to increase by the Compensation Committee. Effective March 21, 2011, after the annual salary increase, Dr. Fahim’s base salary is $494,777.24.

Under the Amended Agreement, Dr. Fahim continues to be eligible to receive severance benefits in the event of the termination of his employment with the Company following a Change of Control (as defined in the Amended Agreement). While the total amount of the severance benefits payable to Dr. Fahim following a Change of Control has not changed in the Amended Agreement, the manner of payment has changed from one lump sum payment and continuation of benefits for twenty-four (24) months to a lump sum payment plus Regular Severance Benefits (as defined below), except in certain change of control circumstances described below. Under the Amended Agreement, if Dr. Fahim’s employment is terminated in connection with a Change in Control, he now will receive (i) Regular Severance Benefits for twenty-four (24) months and (ii) an amount equal to (A) the lump sum payment to which he was previously entitled following a Change of Control under the original agreement (i.e., an amount equal to two and one-half (2.5) times the sum of (a) the higher of (x) Dr. Fahim’s current annual base salary or (y) his base salary immediately prior to the date of termination plus (b) the target bonus Dr. Fahim could have earned under the Company’s VIP Management Incentive Program or any comparable bonus plan maintained by the Company (the “Bonus Plan”) for the fiscal year in which the date of termination occurs), reduced by (B) an amount equal to the sum of (x) two times Dr. Fahim’s base salary in effect as of the last day of the employment term, plus (y) the amount of any pro-rated bonus paid or payable pursuant to the Bonus Plan (the “Lump Sum Payment”).

“Regular Severance Benefits” that Dr. Fahim currently has under the original agreement consist of salary and benefit continuation for a period of twenty-four (24) months after termination, a prorated portion of the bonus Dr. Fahim could have earned under the Bonus Plan as well as certain other benefits, including immediate vesting of all unvested options, restricted stock or similar incentive equity instruments, and outplacement services up to $20,000. Dr. Fahim is entitled to receive Regular Severance Benefits in both Change of Control and non-Change of Control situations if his employment is terminated by the Company without Cause (as defined in the Amended Agreement), by mutual agreement of the Company and Dr. Fahim, by Dr. Fahim for Good Reason (as defined in the Amended Agreement) or following the expiration of the employment term because the Company has given notice of non-renewal. While the Regular Severance Benefits include twenty four (24) months of salary continuation as severance pay, following a Change of Control or an approval of a bankruptcy court that qualifies as an event described in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A) or (B) that permits acceleration of Dr. Fahim’s severance pay, all unpaid amounts of the severance pay will be paid to him in a lump sum on the date of the Change of Control or within ten (10) days of the approval of the bankruptcy court, as the case may be.

The Amended Agreement provides that Dr. Fahim will receive the Lump Sum Payment in addition to the Regular Severance Benefits in the event that his employment is terminated (i) by the Company without Cause, (ii) by the Company if it fails to renew the Amended Agreement at the expiration of the term or (iii) by Dr. Fahim for Good Reason, within (a) the twelve (12) month period ending upon a Change of Control (other than as a result of a liquidation or dissolution of the Company approved by the stockholders of the Company), (b) the twelve (12) month period ending upon the execution by the Company of a definitive agreement and providing for and resulting in a Change of Control or (c) the eighteen (18) month period ending upon a Change of Control constituted solely by a liquidation or dissolution of the Company approved by the stockholders of the Company.

The Amended Agreement adds to the definition of “Change of Control” contained therein the exercise by GSK of the NicVAX Option. The Amended Agreement also provides that in the event GSK exercises the NicVAX Option, Dr. Fahim will be entitled to the Lump Sum Payment only if (i) at any time after exercise of the NicVAX Option, Dr. Fahim’s employment is terminated by the Company for any reason other than Cause (including Dr. Fahim’s death or disability) or the Company gives notice of non-extension of the Amended Agreement, or (ii) within 18 months following the exercise of the NicVAX Option, Dr. Fahim terminates his employment with the Company for Good Reason, or at any time after such 18 month period, Dr. Fahim terminates his employment for any reason.

This description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

Amendment to Change of Control Severance Agreements of Matthew W. Kalnik and Paul Kessler

On March 16, 2011, the Company amended the Change of Control Severance Agreement between Matthew W. Kalnik, Ph.D and the Company dated March 19, 2009 and the Change of Control Severance Agreement between Paul Kessler, M.D. and the Company dated August 21, 2007 to add to the definition of “Change of Control” contained therein the exercise by GSK of the NicVAX Option.

This description of the amendments to the Change of Control Severance Agreements is qualified in its entirety by reference to the two Amendments No. 1 to Change of Control Severance Agreement attached as Exhibits 10.2 and 10.3 hereto and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated as of March 16, 2011, by and between Nabi Biopharmaceuticals and Raafat E.F. Fahim, Ph.D.

10.2	Amendment No. 1 to Change of Control Severance Agreement dated March 16, 2011 by and between Nabi Biopharmaceuticals and Matthew W. Kalnik, Ph.D.

10.3	Amendment No. 1 to Change of Control Severance Agreement dated March 16, 2011 by and between Nabi Biopharmaceuticals and Paul Kessler, M.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ Raafat E.F. Fahim, Ph.D.
Raafat E.F. Fahim, Ph.D.
President, Chief Executive Officer and acting Chief Financial Officer

Date: March 22, 2011